Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying amended Annual Report on Form 10-K/A of JBI Inc. for the Year ended December 31, 2010, I, John Bordynuik, Principal Financial Officer of JBI Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such amended Annual Report on Form 10-K/A for the year ended December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such amended Annual Report on Form 10-K/A for the Year ended December 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of JBI Inc.

Date: July 18, 2011	By:	/s/ John Bordynuik
John Bordynuik
Principal Financial Officer